EXCLUSIVE ADVERTISING AGREEMENT

This Exclusive Advertising Agreement (hereafter as “this agreement”) was signed on August 26, 2010, by and between Macau Lotus Satellite TV Media Limited (hereafter as “Lotus TV”) and E&M International Limited (hereafter as “E&M”).

WHEREAS, Lotus TV operates certain television station(s) and broadcasts its programming on various local and international channels;

WHEREAS, Lotus TV desires to retain an advertising agency to market its advertising time;

WHEREAS, Lotus TV needs funding to develop its television station(s) and produce programming for broadcasting;

WHEREAS, E&M is an international company with the necessary expertise to market advertising time and produce advertising programs and trailers; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

Definitions

Except where it is otherwise stipulated in this agreement or where there are other requirements in the context, the following terminology shall contain meanings as follows:

1.1.

“Term”: from September 1, 2010 to August 31, 2020.

1.2.

"Day": A day calculated per a solar calendar.

1.3.

“Parties”: Lotus TV and E&M.

1.4.

“Party”: Either of parties A and B.

1.5.

“A (The) third party”: Any party other than Lotus TV and E&M.

1.6.

“Agreement Channel(s)”: Except where it is otherwise stipulated, referring to those channels over which Lotus TV broadcasts its programing, or their succeeding or replacement channel(s) when changes take place.

1.7.

“Advertisements on the Agreement Channels”: The advertisements that are broadcast on the Agreement Channels, and advertisements that directly or indirectly introduce or sell or promote any format of sponsored events, entities, commodities, services and brands that are run on the Agreement Channels, whether or not the advertisement is charged for a fee or is classified as an “advertisement”.

1.8.

“Advertising Businesses”:  Operation of the businesses of advertising on Agreement Channels by distributing the advertisements on those channels pursuant to the definition(s) in 1.7.

1.9.

“Programs on Agreement Channels”: The programs broadcast on the Agreement Channels.

1.10.

“Revenues”: The revenues from advertisements distributed on the Agreement Channels or revenues generated by operating advertising businesses via the Agreement Channels, including but not limited to cash revenues, event sponsorships, tangible objects and breaks for commercials received because of the name of the channels or in exchange for breaks of commercials on these channels, whether or not they are called "advertisements".

1.11.

“Time of advertisements on Agreement Channels”: Except where it is clearly stipulated in this agreement, referring to the time during which the agreement channel advertisements are distributed on those channels.

1.12.

“Promotion Events”:  The various kinds of events conducted via the Agreement Channels and/or via the brands of the Radio International, and the formats include but are not limited to distribution of flyers, salons, seminars, forums, exhibitions, publicity through advertisements and large scale theme-events.

2.

GRANT OF ADVERTISING RIGHTS

2.1.

Lotus TV hereby appoints E&M as its exclusive advertising Agency for a Term of ten (10) years to operate all of its advertising business.

2.2.

Lotus TV authorizes E&M to be its exclusive agent for advertising on the Agreement Channels, to exclusively operate its advertising businesses on the Agreement Channels, and, after paying the Annual Fee set forth in Sections 4.1 and 4.2 below, to be entitled to all of the Revenues generated from advertising on the Agreement Channels during the Term of this agreement pursuant to the terms and conditions hereunder.

2.3.

The exclusive advertising rights that E&M has in this agreement means: within the Term of this agreement, and under the circumstance that E&M has been substantially fulfilling this agreement, Lotus TV cannot, without a written consent from E&M, accept on its own or accept through any third party advertising businesses on the Agreement Channels stipulated in this agreement, including existing advertising business and advertisements placed by local governments on the Agreement Channels.  Lotus TV agrees to introduce E&M as its exclusive agency for advertising on the Agreement Channels, at appropriate time, on the media, in the publicity materials and media of Lotus TV.

2.4.

Lotus TV agrees when E&M exercises the exclusive advertising rights, E&M can act by using the name of the Agreement Channels, and at the reasonable request of E&M, Lotus TV is responsible for providing the lawful written Authorization of Trust and Statement of Verification necessary for the operation of the advertising businesses on the Agreement Channels.

2.5.

E&M has full decision making power over the operation of the advertising businesses and has the right to make its own decisions on advertising clients, formats and contents, and prices; provided, however, the advertising formats and contents, and prices need to be kept in records at the Station.  The length and time slots for advertisements need to be discussed by both parties elsewhere (except where it is otherwise stipulated in this agreement) and cannot be against the laws, rules and regulations in the localities covered by the Agreement Channels.

2.6.

Lotus TV agrees to make available a minimum of two (2) hours per day dedicated as Time of advertisements on Agreement Channels, as set forth Exhibit 1 hereto, which is adjustable from time to time upon mutual consent by the parties.

2.7.

Lotus TV reserves the right to review all advertising programs and Promotion Events to ensure that such advertising materials do not contain misleading or fraudulent contents that are against the laws, rules and regulations in the localities covered by the Agreement Channels.

2.8.

To facilitate E&M to develop the advertising businesses on the Agreement Channels, Lotus TV hereby agrees and authorizes E&M to utilize the Agreement Channels and the names, brands and logos of Lotus TV to engage in Promotion events, and also agrees that E&M has the right to conduct such promotional events, and in connection with such events distribute advertisements, appoint title sponsors, and attract investments.

3.

E&M’S OBLIGATIONS AND COMMITMENTS

3.1.

In consideration of Lotus TV’s grant of the exclusive advertising Agency rights, E&M shall extend, interest free, a credit facility consisting of a series of loans (each a “Loan”) totaling a minimum of US$10,000,000 (ten million US dollars) over a period of ten (10) years.

3.2.

The amount and duration of each Loan shall be negotiated by the Parties depending on Lotus TV’s financial needs.

3.3.

E&M undertakes that during the period of bilateral cooperation, it will not transfer its rights and duties in this agreement to any third party without the written consent of Lotus TV, which consent shall not be unreasonably withheld.

3.4.

E&M undertakes that, during the period of bilateral cooperation, E&M must provide to Lotus TV access, during normal business hours, to all the advertisement writings and certifications for the advertisements that are broadcast on the Agreement Channels.  All advertising contracts and advertisement sample tapes must be in the archives of E&M.

3.5.

E&M can make suggestions to Lotus TV for improvement to programs on the Agreement Channels, according to the market conditions.  Under the premise that it is not in breach of applicable laws, rule and regulations, Lotus TV has the duty to respect the opinions of E&M and to coordinate relevant program production units to improve or adjust programs.

3.6.

E&M needs to reinforce the efforts on promoting the brands and images of the relevant Agreement Channels and the Station, and E&M is also committed that the promotion activities cannot damage the image of the brands of the Agreement Channels and the Station.

3.7.

The Agreement Channel advertising program(s) provided by E&M and copyrights of the advertisements on the Agreement Channels belong to E&M or are owned by E&M according to its terms with a third party.

3.8.

Lotus TV has confirmed and undertakes that it will enable and ensure the daily time for the Agreement Channel contents to be no less than twenty-four (24) hours, except for routine machine breaks for maintenance.  Except where it is otherwise stipulated in this agreement, both Parties A and B hereby confirm on the duration of time for both of the advertisements and programs on the Agreement Channels, and on the specific time segments that are to be arranged; both parties should ensure the principle of priority given to business interests.

3.9.

To facilitate E&M to develop advertising businesses on the Agreement Channels, Lotus TV is hereby committed to its duty to ensure that the quality of programs on the Agreement Channels that it lawfully arranges will not be lower than its current standard for the validity period of this agreement.

4.

CONTRACT AMOUNT AND PAYMENT METHODS

Under this agreement, the consideration that Lotus TV obtains from E&M’s exclusive advertising agency operation right to the advertising businesses on the Agreement

Channels stated in the agreement consists of the amounts stated Sections 4.1 and 4.2 below.

4.1.

For the first year of this Agreement, E&M shall pay Lotus TV, on August 31, 2011, a fixed annual fee of HK$1,000,000 (one million Hong Kong dollars) out of the advertising Revenues generated from the Agreement Channels (the “Annual Fee”) regardless of the total amount of the Revenues.

4.2.

The above Annual Fee shall increase at ten percent (10%) every year, which shall be due and payable on August 31 of each year thereafter.

5.

EFFECTIVENESS OF THE AGREEMENT

This agreement is signed by both Lotus TV and E&M on the date stated on the first page of this text and is effective on September 1, 2010.

6.

TERM AND BREACH OF AGREEMENT

6.1.

The Term of this Agreement is ten (10) years from September 1, 2010 (the “Effective Date”), to August 31, 2020, which is renewable for additional terms of five (5) years upon mutual agreements of the Parties.

6.2.

Before the Term of the Agreement expires, neither Lotus TV or E&M can discontinue this agreement except where circumstances in Section 12.3 of this agreement take place.

6.3.

If wrong broadcasting or omission of broadcasting happens in the course of Lotus TV’s distribution of advertisements, Lotus TV should notify E&M in a timely manner.  Lotus TV should take active remedial measures and consult with E&M regarding re-broadcasting plan or plan for indemnification for Lotus TV to enforce after verification with E&M.

6.4.

If, because of Lotus TV's wrong broadcasting or omission in broadcasting of advertisements, damages have been caused to clients or consumers, Lotus TV shall bear the liabilities. In the case where damages have been caused to clients or consumers, and resulting in legal disputes because of the truthfulness of the content in the advertisement E&M provides to Lotus TV, E&M shall bear the liabilities.

6.5.

E&M should timely pay Annual Fees to Lotus TV for the exclusive advertisement agency.  In the case of a late payment, for the delay per day, E&M should pay a late fee at 0.1% of the amount of the late Annual Fee.

6.6.

If E&M fails to pay Lotus TV the relevant Annual Fees for the exclusive advertisement agency as stipulated in Section 4.2 of this agreement, it is deemed that E&M has unilaterally discontinued this agreement and has constituted a serious breach.

7.

FORCE MAJEURE

Due to earthquakes, typhoon, floods, fires, war and other unforeseeable force majeure events (including but not limited to natural disasters, strikes, riots, warlike actions, outbreaks of contagious diseases, government regulations after the signing of the contract, storms or other natural disasters) of which the occurrence and consequences cannot be prevented or avoided, where the fulfillment of this agreement is directly affected or cannot be performed pursuant to the terms and conditions, the party confronting the above mentioned force majeure should immediately notify the other party of the relevant information about the event and, within five (5) business days after the event of force majeure, should provide a detailed written report about the force majeure.  Also, within a month of the written report, it should provide a valid document of proof of the force majeure, which should be issued by a public notary institution at the site of the event of force majeure, except where the relevant laws do not permit.  According to the level of the event's impact on the fulfillment of the agreement, the parties shall decide through consultation whether to partially exempt the duty to fulfill this agreement or to delay the fulfillment.  No party is to request compensation for the losses due to force majeure.  Once force majeure has disappeared, the parties should at once take measures to continue fulfilling what is to be performed under this agreement.

8.

REPRESENTATIONS AND WARRANTIES

8.1.

Either Party on the date of signing hereby guarantees the following to the other Party:

8.1.1.

The Party is a legally existing legal person with good reputation,           formally set up according to the relevant laws of its jurisdiction;

8.1.2.

The Party has all necessary power, authorization and permit(s) (from governments or other departments) to sign this agreement and to comprehensively fulfill this agreement and duties under every other agreement signed in relevance to this agreement;

8.1.3.

The Party has already adopted all necessary measures to ensure it has           the right to sign this agreement, and the representative who represents the Party to sign on this agreement has obtained all the necessary authorization to sign this agreement, according to the valid “Statement of Authorization” or to the status of the representative as a staff member of the Party.  If a proxy is signing this agreement, he should have obtained consent from the authorizer, thus this agreement signed by the proxy shall be binding on the Party;

8.1.4.

The execution and fulfillment of this agreement cannot be in conflict with any relevant laws, government orders or judgments from judicial institutions or cause the party to breach its contract with a third party;

8.1.5.

With respect to the objectives of this agreement, the Party does not have any upcoming proceedings, arbitration or judicial, administrative or other proceedings or government investigations, or to the best of the Party's knowledge any threats of such things to happen;

8.1.6.

All the documents, materials, information and commitment the Party provides to the other Party are true and without mistakes;

8.1.7.

Lotus TV guarantees that this Agreement is not in conflict with any related agreements that Lotus TV has signed. If this agreement is in conflict with any agreement that Lotus TV has signed or there is inconsistency in the terms and conditions, this Agreement shall prevail.

8.2.

Where the statements and guarantees made in Article 8 by any Party are found to be untrue, misleading, incomplete or incorrect, and as such it has caused the other Party any loss, damage, liability, claim, request, action, proceeding, fines, and punishment, the other party has the right to request having a full compensation and being free from any damage.

9.

CONFIDENTIALITY

9.1.

Both parties agree to keep strictly confidential the terms and conditions of this Agreement, all information in or relevant to this agreement, and all information the other party provides (hereafter as "confidential information"), and will not disclose them to any third party except where it is otherwise stipulated in this article.  The confidential information can only be used for the fulfillment of this agreement.  The Parties both agree to request a third party that is likely to be informed of or likely to obtain the confidential information to sign a confidentiality and no-disclosure agreement identical to this article.  This article will not be applicable to the following information that a party discloses: (a) information that is already public (except where a party breaches this article and makes the information public); (b) the information the party has already held and is not related to this agreement or the joint-venture corporation, or information that is not generated from this agreement; (c) information that is disclosed or used according to laws, acts, and rules and regulations from any regulatory institution for any publicly recognized securities exchange; (d) reasonably disclosed or used due to requirements of any judicial proceedings; (e) reasonably disclosed to the taxation authorities according to administrative requirements of relevant taxation institutions; and (f) disclosed to professional advisors, but those professional advisors must observe the same duty for confidentiality as the parties to this agreement.

9.2.

Each Party agrees to minimize the number of people to whom the confidential information is disclosed, and to disclose only to those who fulfill the stipulated duties of the party to this agreement.

10.

APPLICABLE LAWS AND DISPUTE RESOLUTION

10.1.

The construction, execution, implementation, and interpretation of this agreement and resolution of disputes are subject to the applicable laws of Hong Kong.

10.2.

Any disputes related to or caused by this agreement should be resolved through friendly consultation. Where consultation fails, the parties agree to submit the dispute to Hong Kong International Arbitration Centre located in Hong Kong to mediate and resolve according to the applicable and effective arbitration rules at the time of submission; the arbitration judgment is final and is binding on every Party; and the place for arbitration is Hong Kong.  In the course of      arbitration, except for issue(s) that are being arbitrated, the other articles and clauses of this agreement should continuously be implemented.

11.

NOTICE

11.1.

Except otherwise stipulated in this agreement, any party, when sending a notice under this agreement or notices related to this agreement, should be in writing. In the case of delivery by a designated person, or using a publicly recognized express mail service to send to the addresses, which the Parties may designate from time to time, it is considered to have been delivered.

11.2.

Except otherwise stipulated in this Agreement, any notice should be immediately sent via a publicly recognized express mail service to the recipient for verification.  If sent via a publicly recognized express mail service, the notice is deemed delivered within five (5) days upon sending to the address of the recipient.

12.

TERMINATION OF AGREEMENT

12.1.

This agreement terminates automatically upon expiration of the contract.

12.2.

Both Parties reach consensus upon consultation to terminate this agreement.

12.3.

Both Parties of this agreement agree that when circumstances stated in      Section 6.6 occur, Lotus TV has the right to unilaterally terminate this Agreement.

13.

GENERAL

13.1.

The sub-title added for each article and clause is only for convenient reference and does not affect the interpretation of the content of articles in this Agreement.

13.2.

Any time after the signing date of this agreement, the parties to this Agreement should, with all their reasonable business efforts, enable the necessary third party/parties to sign documents reasonably requested by a relevant party and to respond with actions to the reasonable request made by a relevant party, thus the relevant party fully having all the benefits under the articles of this agreement; the required expenses are borne by the relevant party.

13.3.

If any article or clause and terms in this agreement are considered illegal or unable to be reinforced according to applicable laws, that article or clause is deemed already deleted from this agreement and has already become void; however, this agreement is still effective and should be deemed as never containing that article or clause from the very beginning.  The parties should fully consult with each other in good faith in order to replace the deleted article(s) or clause(s) with ones that are rational and lawful.

13.4.

The time, dates, and length of terms stipulated in this agreement are critically important to this agreement and anything departing from the time, dates or length of terms as stipulated in this agreement should be deemed as a breach of agreement.

13.5.

The expenses incurred to enable this agreement to be lawfully effective, including but not limited to notary fees, stamp tax, registration fees, should be borne by the related party/parties or by the party incurring the expenses pursuant to the provisions of the Hong Kong laws.

13.6.

The additional agreements to this agreement constitute an inseparable part of this agreement and have the same effects as the text in the main body of this agreement.

13.7.

This agreement constitutes all agreements that have been reached among the      parties with respect to issues of the objectives of this agreement, and      replaces all previous oral and written agreements, contracts, understandings and correspondence among the parties with respect to the issues of the objectives of this agreement.

13.8.

This agreement comes in two (2) counterparts, one (1) held by Lotus TV and one (1) by E&M.   All counterparts have the same legal effects.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

Lotus TV

E&M

/s/ Li Zisong                                                   /s/ Dicky Cheung

________________________________

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Li Zisong, President                                          Dicky Cheung, President